POWER OF ATTORNEY FOR CERTAIN SEC REPORTING OBLIGATIONS

June 1, 2026

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Deborah Rasin or Damien Clayton, signing singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)

prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Amcor plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey, or any successor thereto (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”), any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)

prepare, execute, acknowledge, deliver and file Forms 144 (including any amendments thereto) with respect to the securities of the Company with the SEC, any national securities exchanges and the Company, as considered necessary or advisable for compliance with Rule 144 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

(3)

obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including: (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain such credentials, and legally binding the undersigned for purpose of the Form ID or such other document; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(4)

act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(5)

cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned’s EDGAR account;

(6)

seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information of transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(7)

perform any and all other acts which in the discretion of such attorney-in-fact is necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)

this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his/her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)

any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)

neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)

this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act or the Securities Act, including without limitation the reporting requirements under Section 16 of the Exchange Act or Rule 144 of the Securities Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

_/s/Ryan David Yost_

Ryan David Yost